UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 6, 2009

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On October 5, 2009, we entered into the Third Amendment to our bank credit agreement with Bank of Montreal, as administrative agent for the lenders thereto.  A copy of this amendment is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7.01                      Regulation FD Disclosure

On October 6, 2009, we issued a press release announcing the pricing of $300.0 million of 8⅜% Senior Notes due 2017.  We intend to close the sale of the notes on October 9, 2009, subject to the satisfaction of customary closing conditions, and use the net proceeds from this offering to repay outstanding borrowings under our bank credit facility and for other general corporate purposes.  A copy of this press release is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

Exhibit 99.1	Third Amendment to Second Amended and Restated Credit Agreement.
Exhibit 99.2	Press Release dated October 6, 2009 reporting pricing of senior notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: October 6, 2009	By:	/s/ M. JAY ALLISON
M. Jay Allison
President and Chief Executive Officer